                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

                                                           Jurisdiction of
Name(1)                                             Incorporation/Organization
-----                                               --------------------------
AgroCan (China) Inc.                                   Brittish Virgin Islands
Jiangxi Jiali Chemical Industry Co. Ltd.               China
Jiangxi Fengli Chemical Industry Co. Ltd.              China
Guangxi Linmao Fertilizer Ltd.                         China



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    (1) The subsidiary is doing business under the same name unless otherwise indicated.

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